As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-274789

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

VERALTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	92-1941413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Veralto Corporation
225 Wyman St., Suite 250
Waltham, Massachusetts 02451
(Address of principal executive offices and Zip Code)

Veralto Corporation 2023 Omnibus Incentive Plan
Veralto Corporation Executive Deferred Incentive Plan
Veralto Corporation Excess Contribution Program
Veralto Corporation Deferred Compensation Plan
Veralto Corporation Retirement Savings Plan
(Full title of the plan)

James A. Tanaka
Vice President, Securities & Governance and Secretary
Veralto Corporation
225 Wyman St., Suite 250
Waltham, Massachusetts 02451
(Name and address of agent for service)

(781) 755-3655
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed solely to correct exhibit hyperlinks contained in the Registration Statement on Form S-8 (File No. 333-274789) filed with the Securities and Exchange Commission on September 29, 2023.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Veralto Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2023).

4.2	Amended and Restated Bylaws of Veralto Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2023).
5.1*	Opinion of Skadden, Arps, Slate, Meagher, & Flom LLP
10.1	Veralto Corporation 2023 Omnibus Incentive Plan
10.2
Veralto Corporation Executive Deferred Incentive Plan, a sub-plan under the 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 3, 2023).

10.3
Veralto Corporation Excess Contribution Program, a sub-plan under the 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 3, 2023).

10.4	Veralto Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 3, 2023).
10.5	Veralto Corporation Retirement Savings Plan
23.1*	Consent of Ernst & Young LLP (Environmental & Applied Solutions Segment)
23.2*	Consent of Ernst & Young LLP (Veralto Corporation)
23.3*	Consent of Skadden, Arps, Slate, Meagher, & Flom LLP (included as exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereto)

__________________________________

*	Previously filed with the Registration Statement on Form S-8 (File No. 333-274789) on September 29, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of February, 2024.

VERALTO CORPORATION

By:	/s/ James A. Tanaka
	Name:	James A. Tanaka
	Title:	Vice President, Securities & Governance and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Tanaka, as his or her true and lawful attorney-in-fact and agent, with full power of substitution in any and all capacities, to sign the Registration Statement on Form S-8 of Veralto Corporation and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jennifer L. Honeycutt	President and Chief Executive Officer; Director	February 28, 2024
Jennifer L. Honeycutt	(Principal Executive Officer)

/s/ Sameer Ralhan	Senior Vice President, Chief Financial Officer	February 28, 2024
Sameer Ralhan	(Principal Financial Officer)

/s/ Bernard M. Skeete	Vice President, Chief Accounting Officer	February 28, 2024
Bernard M. Skeete	(Principal Accounting Officer)

/s/ Linda H. Filler	Chair; Director	February 28, 2024
Linda H. Filler

/s/ Françoise Colpron	Director	February 28, 2024
Françoise Colpron

/s/ Daniel L. Comas	Director	February 28, 2024
Daniel L. Comas

/s/ Shyam P. Kambeyanda	Director	February 28, 2024
Shyam P. Kambeyanda

/s/ William H. King	Director	February 28, 2024
William H. King

/s/ Walter G. Lohr, Jr.	Director	February 28, 2024
Walter G. Lohr, Jr.

/s/ Heath A. Mitts	Director	February 28, 2024
Heath A. Mitts

/s/ John T. Schwieters	Director	February 28, 2024
John T. Schwieters

/s/ Cindy L. Wallis-Lage	Director	February 28, 2024
Cindy L. Wallis-Lage

/s/ Thomas L. Williams	Director	February 28, 2024
Thomas L. Williams

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